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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                    --------


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): October 7, 1997



                                 TOM BROWN, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                     0-3880                   95-1949781
----------------------------       ------------           -------------------
(State or other jurisdiction       (Commission             (IRS Employer
    of incorporation)              File Number)           Identification No.)


                 508 West Wall, Suite 500, Midland, Texas 79701
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (915) 682-9715
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              (Registrant's telephone number, including area code)



                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.  On October 7, 1997, the Registrant issued the following press release:





                                 TOM BROWN, INC.
                    SIGNS LETTER OF INTENT TO ACQUIRE GENESIS



         October 7, 1997,  Midland,  Texas . . . . Tom Brown, Inc.  (NASDAQ:
TMBR) today announced the signing of a Letter of Intent to acquire all of the assets of Genesis Gas and Oil, L.L.C. for $35 million. This acquisition will substantially increase the Company's working interest in the Piceance Basin of western Colorado. The acquisition is subject to the signing of a definitive agreement and is anticipated to close by October 31, 1997.

         The Genesis assets are located primarily in the Piceance Basin of western Colorado and principally operated by Tom Brown, Inc. These properties provide current net production of approximately 6 million cubic feet of gas and 150 barrels of oil per day. The net proved reserves, of the Genesis properties, are estimated to be 30 billion cubic feet equivalent of gas as of September 30, 1997. The Company's current development drilling program is expected to increase the existing reserves, with 8 additional wells to be drilled by year-end. The acquisition will increase the Company's acreage position in the Piceance Basin from approximately 54,000 to 86,000 net developed and 100,000 to 148,000 net undeveloped acres.

         Donald L. Evans, Chairman and Chief Executive Officer said "This acquisition will increase our position in the Rocky Mountains, specifically in the Piceance Basin where we have synergies with Wildhorse Energy Partners, our gas gathering, processing and marketing venture with KN Energy Inc. The acquisition will double the Company's working interest from approximately 23% to 46% in 238 producing wells and over 500 potential development locations in one of the Company's core areas of activity."

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, the ability of the Company to meet its stated business goals and other risk factors as described in the Company's 1996 Annual Report and Form 10-K as filed with the Securities and Exchange Commission.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 1997

                                          TOM BROWN, INC.



                                     By: /s/ Bruce R. DeBoer
                                        -----------------------------------
                                             Bruce R. DeBoer
                                             Vice President